UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 2, 2013

THERAGENICS CORPORATION®

(Exact name of registrant as specified in charter)

Delaware	000-14339	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way

Buford, Georgia 30518

(Address of principal executive offices / Zip Code)

(770) 271-0233

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

The Merger Agreement

On August 2, 2013, Theragenics Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Juniper Acquisition Corporation (“MergerCo”), an affiliate of Juniper Investment Company, LLC (“Juniper”). Juniper and its affiliates own approximately 7% of the Company’s issued and outstanding common stock. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, MergerCo will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). The Board of Directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and has resolved to recommend that the stockholders of the Company adopt the Merger Agreement and the Merger. The Board of Directors received a fairness opinion from Brown, Gibbons, Lang & Company Securities, Inc.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Company common stock (other than shares held by the Company, MergerCo or its affiliates or by any person who properly demands statutory appraisal of their shares under Delaware law) will be converted into the right to receive $2.20 per share in cash, without interest (the “Merger Consideration”). Each option to acquire Company common stock (whether vested or unvested) outstanding at the effective time of the Merger will be cancelled in exchange for the right to receive the excess, if any, of the Merger Consideration over the exercise price per share of such option. Each share of unvested restricted Company common stock that is outstanding at the effective time of the Merger will vest in full and will be converted into the right to receive the Merger Consideration.

Consummation of the Merger is subject to certain conditions to closing, including, among others, (i) the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock in favor of the adoption of the Merger Agreement, (ii) the receipt of required regulatory approvals, (iii) the absence of any order or injunction prohibiting the consummation of the Merger, (iv) the accuracy of the Company’s representations and warranties in the Merger Agreement, subject to certain materiality exceptions, (v) the performance in all material respects of the Company’s covenants in the Merger Agreement, and (vi) the absence of any material adverse effect with respect to the Company between the execution of the Merger Agreement and effective time of the Merger.

The Merger Agreement includes customary representations, warranties and covenants of the Company and MergerCo, including, among others, the Company’s covenants (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger, (ii) not to engage in certain activities between the execution of the Merger Agreement and the effective time of the Merger unless agreed to in writing by MergerCo, (iii) to convene and hold a meeting of its stockholders for the purpose of obtaining the requisite approval with respect to the Merger, and (iv) subject to certain exceptions, not to withdraw, modify or amend in a manner adverse to MergerCo the recommendation of the Board that the Company’s stockholders adopt the Merger Agreement.

“Go-Shop” Period

During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. Eastern Time on September 6, 2013 (the “Go-Shop Period”), the Company has the right to initiate, solicit and encourage any Takeover Proposals (as defined in the Merger Agreement) from credible and bona fide parties.  At the end of the Go-Shop Period, the Company must cease (and may not engage in, through the effective time of the Merger) any solicitation, encouragement or negotiation with any third parties but may continue to receive proposals and engage in discussions and negotiations with any third parties that made a bona fide, written Takeover Proposal during the Go-Shop Period that the Board determines in good faith is, or is reasonably likely to result in, a Superior Proposal (as defined in the Merger Agreement).

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Prior to the effective time of the Merger, the Board may, with respect to a Takeover Proposal that the Board determines in good faith, after consultation with its legal advisors, constitutes a Superior Proposal and that failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company, subject to compliance with certain obligations described below, (i) terminate the Merger Agreement to enter into a definitive agreement with respect to the Superior Proposal, or (ii) make a Recommendation Change (as defined in the Merger Agreement).  The Company may not terminate the Merger Agreement or make a Recommendation Change under the above “fiduciary out” unless (A) the Company provides MergerCo, with respect to each Takeover Proposal, a one-time match right of four (4) business days to make a revised proposal, during which time the Company must negotiate with MergerCo in good faith, and (B) after such period, the Board determines in good faith, after considering the results of such negotiations and giving effect to the proposals made by MergerCo, that (1) in the case of a termination of the Merger Agreement, the Takeover Proposal continues to constitute a Superior Proposal, or (2), in the case of a Recommendation Change, failure to make a Recommendation Change would be reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company.

Termination Rights

The Merger Agreement contains certain termination rights for both the Company and MergerCo, including, among others, (i) if the Merger is not consummated on or before December 31, 2013, (ii) if the requisite approval of the Company’s stockholders is not obtained, or (iii) if the other party breaches a representation, warranty or covenant so as to cause a failure of a closing condition, and such breach is incapable of being cured by December 31, 2013. The Merger Agreement provides for the payment of a termination fee by the Company upon the termination of the Merger Agreement under specified circumstances, including termination as a result of (A) a Recommendation Change or approval of a Superior Proposal during the Go-Shop Period (or, with respect to an Excluded Party (as defined in the Merger Agreement), within ten (10) business days after the end of the Go-Shop Period), in which case the Company is obliged to pay MergerCo a termination fee equal to $2,000,000, or (B) a Recommendation Change or approval of a Superior Proposal after the end of the Go-Shop Period or in other specified circumstances, in which case the Company is obliged to pay MergerCo a termination fee equal to $3,500,000, less expenses already reimbursed. In certain limited circumstances, the Company is obligated to reimburse MergerCo and its affiliates for their documented, reasonable out-of-pocket expenses up to $1,500,000.

The Merger Agreement further provides for the payment of a termination fee by MergerCo upon the termination of the Merger Agreement by the Company under specified circumstances, including termination as a result of (i) a Financing Failure (as defined in the Merger Agreement) where the Merger is not consummated by December 31, 2013 or MergerCo has breached its representations, warranties or covenants, in which case MergerCo is obliged to pay the Company a termination fee equal to $2,000,000, or (ii), in the case that the Debt Financing (as defined in the Merger Agreement) is available to be funded, the Merger is not consummated by December 31, 2013 or MergerCo has breached its representations, warranties or covenants, in which case MergerCo is obliged to pay the Company a termination fee equal to $4,000,000. Juniper TGX Investment Partners, LLC, an affiliate of MergerCo, has agreed to guarantee the obligations of MergerCo under the Merger Agreement to pay any termination fee that may become payable by MergerCo, on the terms and subject to the conditions set forth in a letter agreement in favor of the Company dated as of the same date of the Merger Agreement (“Limited Guaranty”).

The Merger Agreement has been included to provide investors with information regarding its terms. The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. In addition, such representations and warranties (i) have been made only for the purpose of the Merger Agreement, (ii) have been qualified by the disclosures made to the other party in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Investors should read the Merger Agreement together with the other information concerning the Company that it publicly files in reports and statements with the U.S. Securities and Exchange Commission.

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Rights Agreement Amendment

The Company entered into a First Amendment dated August 2, 2013 (the “Rights Agreement Amendment”) to the Amended and Restated Rights Agreement, dated as of February 14, 2007, by and between the Company and Computershare Investor Services, LLC as Rights Agent (the “Rights Agreement”).  The Rights Agreement Amendment provides that neither the approval, execution or delivery of the Merger Agreement or any amendments thereof or agreements in connection therewith, nor the consummation of transactions or entry into any agreements contemplated thereby, including the Merger, will (i) give rise to a Distribution Date or a Share Acquisition Date (as such terms are defined in the Rights Agreement), (ii) cause MergerCo or any of its affiliates or financing sources to become an Acquiring Person under the terms of the Rights Agreement, or (iii) cause the Rights to become exercisable or entitle a holder of any Rights to exercise such Rights.

The foregoing descriptions of the Merger Agreement, Limited Guaranty and Rights Agreement Amendment do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, Limited Guaranty and Rights Agreement Amendment, copies of which are attached hereto as Exhibit 2.1, Exhibit 99.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement—Rights Agreement Amendment” is incorporated in this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, M. Christine Jacobs, Chief Executive Officer and President of the Company, and Bruce W. Smith, Executive Vice President Strategy and Business Development and Corporate Secretary of the Company, each notified the Company that they intend to resign from such positions upon the consummation of the Merger.

Item 7.01. Regulation FD Disclosure.

On August 5, 2013, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

Additional Information

In connection with the proposed merger, the Company will file a proxy statement with the SEC. INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors may obtain free of charge the proxy statement (when available) and other relevant documents filed with the SEC with respect to the proposed transaction at the SEC’s website at www.sec.gov. In addition, the proxy statement (when available) and such other documents may be obtained free of charge by directing a request to Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, Attention: Investor Relations Department, (800) 998-8479.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in the Company’s proxy statement for its 2013 Annual Meeting of Stockholders filed with the SEC on April 1, 2013, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement related to the proposed merger when it becomes available.

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Forward-Looking Statements

Certain matters discussed in this report may be forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These include, but are not limited to: (i) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the Company or cause the parties to abandon the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the outcome of any legal proceedings to the extent initiated against the Company and others following the announcement of the transaction cannot be predicted; (iv) the business of the Company may suffer as a result of uncertainty surrounding the transaction; and (v) the Company may be adversely affected by other economic, business, and/or competitive factors. Other factors that could cause the Company’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in the Company’s most recent annual report on Form 10-K and other filings with the SEC. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

2.1	Agreement and Plan of Merger dated August 2, 2013, by and between Juniper Acquisition Corporation and Theragenics Corporation (the Exhibits and Disclosure Letters have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request).
10.1	Amendment to Amended and Restated Rights Agreement, dated as of February 14, 2007, by and between the Company and Computershare Investor Services, LLC.
99.1	Letter Agreement, dated August 2, 2013, delivered by Juniper TGX Investment Partners, LLC in favor of Theragenics Corporation.
99.2	Press Release dated August 5, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Theragenics Corporation (Registrant)

Dated:	August 6, 2013

By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

2.1	Agreement and Plan of Merger dated August 2, 2013, by and between Juniper Acquisition Corporation and Theragenics Corporation (the Exhibits and Disclosure Letters have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request).
10.1	Amendment to Amended and Restated Rights Agreement, dated as of February 14, 2007, by and between the Company and Computershare Investor Services, LLC.
99.1	Letter Agreement, dated August 2, 2013, delivered by Juniper TGX Investment Partners, LLC in favor of Theragenics Corporation.
99.2	Press Release dated August 5, 2013.